EXHIBIT 23(i)

                KRAFT, BERGER, GRILL SCHWARTZ, COHEN & MARCH LLP
                             Chartered Accountants

January 9, 2004


                        CONSENT OF CHARTERED ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form F-4 of Genterra Inc. of our reports for the year ended December 31, 2002 dated March 21, 2003 and for the year ended September 30, 2002 dated December 20, 2002 relating to the financial statements of Genterra Investment Corporation and Mirtronics Inc., respectively, which appear in such Registration Statement. In addition, we consent to the incorporation by reference of our opinion, dated November 24, 2003, to this Post-Effective Amendment to the Registration Statement. We also consent to the reference to us under the heading "Experts" and "U.S. FEDERAL INCOME TAX CONSEQUENCES FROM THE AMALGAMATION" in such Post-Effective Amendment to the Registration Statement.

              /s/KRAFT, BERGER, GRILL SCHWARTZ, COHEN & MARCH LLP
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                KRAFT, BERGER, GRILL SCHWARTZ, COHEN & MARCH LLP